EXHIBIT 99.1

Investor Relations contact:

Marc Passalacqua

Tel: 415-278-7933

investor_relations@gymboree.com

Media Relations contact:

Tel: 415-278-7493

media_relations@gymboree.com

The Gymboree Corporation Reports Fourth Quarter and Fiscal Year 2013 Results

San Francisco, Calif., April 30, 2014 – The Gymboree Corporation (the “Company”) today reported consolidated financial results for the fiscal fourth quarter and full year ended February 1, 2014.

Full year results include:

•	Net sales of $1.24 billion; comparable sales decreased 6%,
•	Adjusted gross margin of 39.0%, up approximately 30 basis points versus last year,
•	Adjusted EBITDA of $119.7 million, a decrease of 26% versus last year, and
•	Reduced outstanding debt by approximately $25 million.

“The fourth quarter marked an end to a challenging year for the Company, and clearly we are disappointed with our performance,” said Mark Breitbard, Chief Executive Officer. “We remain focused on four key areas to improve the long term performance of the business: solidifying our team, delivering compelling product, improving inventory management and upgrading our infrastructure. We made steady progress in 2013, but the full impact of our efforts is not yet reflected in our financial results. We expect to build upon these priorities in 2014, with a more meaningful impact in the second half of the year.”

Fourth Quarter Results

•	Net sales were $351.0 million, compared to $397.6 million in net sales for the 14 weeks ended February 2, 2013. The additional week in fiscal year 2012 added $19 million in net sales to the fourth quarter.
•	Comparable sales (including online stores) declined 9% compared to the fourth quarter of fiscal 2012.
•	Gross profit was $124.5 million, or 35.5% of net sales, compared to $144.8 million, or 36.4% of net sales, for the fourth quarter of fiscal 2012.

•	Adjusted gross profit was $126.6 million, or 36.1% of net sales, compared to $147.4 million, or 37.1% of net sales, for the fourth quarter of fiscal 2012. Adjusted gross profit excludes purchase accounting adjustments of $2.1 million and $2.6 million for the fourth quarter of fiscal 2013 and the fourth quarter of fiscal 2012, respectively, relating to the November 2010 acquisition of the Company by investment funds sponsored by Bain Capital Partners, LLC (the “Acquisition”) (see Exhibit D for relevant reconciliation information).
•	SG&A expense was $126.6 million, or 36.1% of net sales, compared to $125.4 million, or 31.5% of net sales, in the fourth quarter of fiscal 2012.
•	Adjusted SG&A expense was $122.6 million, or 34.9% of net sales, compared to $112.5 million, or 28.3% of net sales, in the fourth quarter of fiscal 2012. Adjusted SG&A excludes $4.0 million and $12.9 million, respectively, of additional costs resulting from the Acquisition, including the effect of purchase accounting adjustments and non-recurring adjustments (see Exhibit D for relevant reconciliation information).
•	The Company recorded a $157.2 million non-cash goodwill and intangible asset impairment charge in the fourth quarter of fiscal 2013. No such charge was recorded in the fourth quarter of fiscal 2012.
•	Net loss for the quarter was $169.8 million compared to $5.4 million for the same quarter of fiscal 2012.
•	Adjusted EBITDA, defined as net loss attributable to The Gymboree Corporation before interest (income) expense, income taxes and depreciation and amortization, adjusted for other items described above, was $25.0 million compared to $47.7 million for the fourth quarter of fiscal 2012.

Adjusted EBITDA is not a financial measure under U.S. generally accepted accounting principles (“GAAP”). For a description of these measures, see “Non-GAAP Financial Measures” below. A reconciliation of net loss attributable to The Gymboree Corporation to Adjusted EBITDA presented herein is included in Exhibit D of this press release.

The Company’s fourth quarter and full fiscal year 2013 results reflect the 13 and 52 week periods ended February 1, 2014, and compare to the 14 and 53 week periods ended February 2, 2013. Comparable sales for the fourth quarter and fiscal year 2013 were calculated using the 13 and 52 week periods ended February 1, 2014, compared to the 13 and 52 week periods ended February 2, 2013, respectively.

Fiscal Year 2013

•	Net sales were $1.24 billion compared to $1.28 billion for the 53 weeks ended February 2, 2013. The additional week added $19 million in net sales to fiscal 2012.
•	Comparable sales (including online stores) decreased 6% compared to fiscal 2012.
•	Gross profit was $476.0 million, or 38.2% of net sales, compared to $481.4 million, or 37.7% of net sales, for fiscal 2012.
•	Adjusted gross profit was $485.8 million, or 39.0% of net sales, compared to $493.1 million, or 38.7% of net sales, in fiscal 2012. Adjusted gross profit excludes purchase accounting adjustments of $9.8 million and $11.7 million in fiscal 2013 and fiscal 2012, respectively (see Exhibit D for relevant reconciliation information).

•	SG&A expense was $443.9 million, or 35.7% of net sales, compared to $411.7 million, or 32.3% of net sales, in the prior year. SG&A in fiscal 2013 included a $7.6 million asset impairment charge related to underperforming stores and a $3.1 million asset impairment charge related to an abandonment of assets. SG&A in fiscal 2012 included a $1.9 million asset impairment charge related to underperforming stores.
•	Adjusted SG&A expense was $430.6 million, or 34.6% of net sales, compared to $383.1 million, or 30.0% of net sales, in fiscal 2012. Adjusted SG&A excludes $13.3 million and $28.6 million in fiscal 2013 and 2012, respectively, of additional costs resulting from the Acquisition, including the effect of purchase accounting adjustments and non-recurring adjustments (see Exhibit D for relevant reconciliation information).
•	The Company recorded a $157.2 million non-cash goodwill and intangible asset impairment charge in fiscal 2013. No such charge was recorded in fiscal 2012.
•	Net loss for fiscal year 2013 was $206.4 million compared to $10.4 million for the same period last year.
•	Adjusted EBITDA totaled $119.7 million, compared to $161.8 million for fiscal 2012 (see "Non-GAAP Financial Measures" included in Exhibit D of this press release for a reconciliation of Adjusted results to GAAP).

Goodwill and other Intangible Asset Impairment

In the fourth quarter of fiscal 2013, as a result of the recent decline in the performance of its business, the Company recorded a $157.2 million non-cash goodwill and intangible asset impairment charge. This impairment charge does not have any effect on the Company’s operations, liquidity or debt covenants, and does not change management’s long-term business outlook and strategy.

Balance Sheet Highlights

•	There were no borrowings outstanding under the Company's $225 million asset-backed loan facility and approximately $127.6 million of undrawn availability.
•	Cash was $39.4 million, an increase of $6.1 million from $33.3 million at the end of fiscal 2012.
•	During fiscal 2013 the Company reduced its outstanding debt by approximately $24.8 million.
•	Capital expenditures were $52.6 million during fiscal 2013.
•	Inventory balances at the end of fiscal 2013 were $175.5 million, compared to $197.9 million at the end of fiscal 2012. On a per square foot basis inventory cost was down 16% and inventory units declined in the high teens.

Fiscal 2014 Business Outlook

The Company’s fiscal 2014 outlook is based on the current economic environment and trends, as well as management’s expectations for the remainder of the year.

First Quarter

The Company anticipates Adjusted EBITDA for the first quarter of fiscal 2014 to be in the range of $17 million to $22 million. This expectation reflects a comparable sales decline of low double digits quarter to date with an improvement in trend in April. The Company expects inventory cost and units on a per square foot basis at quarter end to be down in the high teens versus the same quarter of fiscal 2013.

Full Year

For the full year, the Company expects Adjusted EBITDA to be approximately flat compared to fiscal 2013. Based on this guidance, the Company expects to have sufficient liquidity during fiscal 2014 to service its debt and invest in the business to drive long-term growth.

Stores

During fiscal 2014, the Company plans to open approximately 50 new stores, distributed fairly evenly across the brands, and close approximately 25 to 30 stores.

Capital Expenditures

During fiscal 2014, the Company anticipates spending approximately $40 million to $45 million for capital expenditures.

Non-GAAP Financial Measures

The Company defines "Adjusted EBITDA" as net income (loss) attributable to The Gymboree Corporation before interest (income) expense, income tax expense (benefit), and depreciation and amortization ("EBITDA") adjusted for other items including (gain) or loss on extinguishment of debt, non-cash share-based compensation, loss on disposal/impairment of assets and sponsor management fees and expenses, as well as the impact of purchase accounting adjustments resulting from the Acquisition and other non-recurring or unusual items.

Adjusted EBITDA is a non-GAAP measure but is considered an important supplemental measure of the Company's performance and is believed to be used frequently by securities analysts, investors and other interested parties in the evaluation of similar retail companies. Adjusted EBITDA is not a presentation made in accordance with GAAP and the Company's computation of Adjusted EBITDA may vary from others in the industry. Adjusted EBITDA should not be considered an alternative to operating income or net income, as a measure of operating performance or cash flow, or as a measure of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP (see Exhibit D for a reconciliation of Adjusted EBITDA to net loss attributable to The Gymboree Corporation).

Management Presentation

The live broadcast of the discussion of fourth quarter and fiscal 2013 financial results and fiscal 2014 business outlook will be available to interested parties at 1:00 p.m. PT (4:00 p.m. ET) on Wednesday, April 30, 2014. To listen to the live broadcast over the internet, please log on to www.gymboree.com, click on “Company Information” at the bottom of the page, go to “Investor & Media” and then “Conference Calls & Webcasts.” A replay of the call will be available two hours after the broadcast through midnight PT, Wednesday, May 7, 2014, at 855-859-2056, passcode 12112024.

About The Gymboree Corporation

The Gymboree Corporation’s specialty retail brands offer unique, high-quality products delivered with personalized customer service. As of February 1, 2014, the Company operated a total of 1,323 retail stores: 626 Gymboree® stores (576 in the United States, 43 in Canada, 1 in Puerto Rico and 6 in Australia), 167 Gymboree Outlet stores (165 in the United States and 2 in Puerto Rico), 140 Janie and Jack® shops and 390 Crazy 8® stores in the United States. The Company also operates online stores at www.gymboree.com, www.janieandjack.com and www.crazy8.com, and offers directed parent-child developmental play programs at 708 franchised and Company-operated Gymboree Play & Music® centers in the United States and 41 other countries.

Forward-Looking Statements

The foregoing financial information for the fourth fiscal quarter and the fiscal year ended February 1, 2014 is unaudited and subject to quarter-end and year-end adjustments.

This press release includes forward-looking statements, including statements relating to The Gymboree Corporation’s anticipated future financial performance, especially those set forth under the heading “Fiscal 2014 Business Outlook.”  These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning.  Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement.  The Company presently considers the following risks and uncertainties to be important factors that could cause actual results to differ materially from the Company’s expectations: the ongoing volatility in the commodities market for cotton, uncertainties relating to high levels of unemployment and consumer debt, volatility in the financial markets, general economic conditions, the Company’s ability to anticipate and timely respond to changes in trends, consumer preferences and customer reactions to new merchandise and concepts, competitive market conditions, success in meeting the Company's delivery targets, the Company's promotional activity, gross margin achievement, the Company's ability to appropriately manage inventory, effects of future embargos from countries used to source product, the Company’s ability to attract and retain key personnel and other qualified team members, and other factors, including those discussed under “Risk Factors” in “Item 1A, Risk Factors,” of the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2013, filed with the Securities and Exchange Commission (“SEC”) on May 2, 2013, and its subsequent SEC filings, including under “Item 1A, Risk Factors” in its quarterly report on Form 10-Q for the quarterly period ended November 2, 2013.  The Company cautions investors to carefully consider the risks associated with, and not to place considerable reliance on, the forward-looking statements contained in this press release.  The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements.

Gymboree, Janie and Jack, Crazy 8, and Gymboree Play & Music are registered trademarks of The Gymboree Corporation.

###

EXHIBIT A

THE GYMBOREE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Quarter Ended		Year Ended
	February 1, 2014	February 2, 2013	February 1, 2014	February 2, 2013
	(13 weeks)	(14 weeks)	(52 weeks)	(53 weeks)
	(in thousands)
Net sales:
Retail	$340,003	$387,798	$1,197,176	$1,234,993
Gymboree Play & Music	6,276	5,960	25,685	23,941
Retail Franchise	4,753	3,885	21,708	16,730
Total net sales	351,032	397,643	1,244,569	1,275,664
Cost of goods sold, including buying and occupancy expenses	(226,545)	(252,866)	(768,555)	(794,272)
Gross profit	124,487	144,777	476,014	481,392
Selling, general and administrative expenses	(126,572)	(125,392)	(443,923)	(411,742)
Goodwill and intangible asset impairment	(157,189)	-	(157,189)	-
Operating (loss) income	(159,274)	19,385	(125,098)	69,650
Interest income	43	31	186	177
Interest expense	(20,206)	(21,477)	(81,558)	(85,640)
Gain (loss) on extinguishment of debt	-	1,023	(834)	(214)
Other income (expense), net	(1,254)	(8)	(503)	(12)
Loss before income taxes	(180,691)	(1,046)	(207,807)	(16,039)
Income tax benefit (expense)	10,911	(4,371)	1,456	5,636
Net loss	(169,780)	(5,417)	(206,351)	(10,403)
Net loss (income) attributable to noncontrolling interest	2,624	(274)	3,324	2,561
Net loss attributable to The Gymboree Corporation	$(167,156)	$(5,691)	$(203,027)	$(7,842)

EXHIBIT B

THE GYMBOREE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	February 1,	February 2,
	2014	2013
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$39,429	$33,328
Accounts receivable	21,882	27,542
Merchandise inventories	175,495	197,935
Prepaid income taxes	1,979	2,903
Prepaid expenses	18,801	17,341
Deferred income taxes	13,454	31,383
Total current assets	271,040	310,432

Property and equipment, net	206,308	205,325
Goodwill	758,777	898,966
Other intangible assets, net	559,824	580,641
Deferred financing costs	32,455	40,040
Other assets	11,700	7,809

Total assets	$1,840,104	$2,043,213

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$101,959	$90,133
Accrued liabilities	100,303	90,443
Current obligation under capital lease	503	-
Total current liabilities	202,765	180,576

Long-term liabilities:
Long-term debt	1,113,742	1,138,455
Long-term obligation under capital lease	3,402	-
Lease incentives and other deferred liabilities	50,432	40,104
Unrecognized tax benefits	6,157	7,848
Deferred income taxes	214,464	234,593
Total liabilities	1,590,962	1,601,576

Stockholders' equity	249,142	441,637

Total liabilities and stockholders' equity	$1,840,104	$2,043,213

EXHIBIT C

THE GYMBOREE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended
	February 1, 2014	February 2, 2013
	(52 weeks)	(53 weeks)
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(206,351)	$(10,403)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Loss on extinguishment of debt	834	214
Goodwill and intangible asset impairment	157,189	-
Depreciation and amortization	46,416	58,847
Amortization of deferred financing costs and accretion of original issue discount	6,798	6,902
Interest rate cap contracts - adjustment to market	1,135	300
Loss on disposal/impairment of assets	12,381	3,152
Deferred income taxes	(2,853)	(7,009)
Share-based compensation expense	5,809	4,260
Other	53	1,732
Change in assets and liabilities:
Accounts receivable	5,567	(2,630)
Merchandise inventories	22,675	12,060
Prepaid income taxes	1,056	(47)
Prepaid expenses and other assets	(4,378)	(13,820)
Accounts payable	11,887	11,094
Accrued liabilities	6,868	(5,481)
Lease incentives and other liabilities	9,785	14,623
Net cash provided by operating activities	74,871	73,794

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(52,632)	(47,851)
Other	(494)	(842)
Net cash used in investing activities	(53,126)	(48,693)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on Term Loan	-	(42,698)
Proceeds from ABL facility	123,000	14,000
Payments on ABL facility	(123,000)	(14,000)
Repurchase of Notes	(24,760)	(26,613)
Payments of deferred financing costs	-	(1,344)
Payments on capital lease	(196)	-
Investment by affiliate of Parent	-	2,400
Dividend payment to Parent	(7,564)	(3,273)
Capital contribution received by noncontrolling interest	15,886	1,602
Net cash used in financing activities	(16,634)	(69,926)
Effect of exchange rate fluctuations on cash and cash equivalents	990	243
Net increase (decrease) in cash and cash equivalents	6,101	(44,582)
CASH AND CASH EQUIVALENTS:
Beginning of period	33,328	77,910
End of period	$39,429	$33,328

EXHIBIT D

THE GYMBOREE CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

ADJUSTED EBITDA:

The Company defines "Adjusted EBITDA" as net income (loss) attributable to The Gymboree Corporation before interest expense, interest income, income tax expense/benefit, and depreciation and amortization ("EBITDA") adjusted for other items, including gain or loss on extinguishment of debt, non-cash share-based compensation, loss on disposal/impairment of assets, sponsor management fees and expenses, as well as the impact of purchase accounting adjustments resulting from the acquisition of the Company by investment funds sponsored by Bain Capital Partners, LLC (the "Acquisition"), non-recurring and unusual items.

Adjusted EBITDA is not a performance measure under U.S. generally accepted accounting principles ("GAAP"), but is considered an important supplemental measure of the Company's performance and is believed to be used frequently by securities analysts, investors and other interested parties in the evaluation of similar retail companies. Adjusted EBITDA is not a presentation made in accordance with GAAP and the Company's computation of Adjusted EBITDA may vary from others in the industry. Adjusted EBITDA should not be considered an alternative to operating income or net income, as a measure of operating performance or cash flow, or as a measure of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

The table below provides a reconciliation of net loss attributable to The Gymboree Corporation to Adjusted EBITDA (in thousands):

	Quarter Ended		Year Ended
	February 1, 2014	February 2, 2013	February 1, 2014	February 2, 2013
	(13 weeks)	(14 weeks)	(52 weeks)	(53 weeks)

Net loss attributable to The Gymboree Corporation	$(167,156)	$(5,691)	$(203,027)	$(7,842)
Reconciling items (a):
Interest expense	20,206	21,477	81,558	85,640
Interest income	(18)	(18)	(132)	(134)
Income tax (benefit) expense	(10,340)	4,549	(1,138)	(6,502)
Depreciation and amortization (b)	11,021	14,902	45,177	58,369
Non-cash share-based compensation expense	1,392	1,040	5,809	4,260
Loss on disposal/impairment on assets	6,686	891	12,269	2,981
(Gain) loss on extinguishment of debt	-	(1,023)	834	214
Goodwill and intangible asset impairment	157,189	-	157,189	-
Acquisition-related adjustments (c)	3,708	4,351	15,590	17,639
Other (d)	2,305	7,220	5,543	7,220
Adjusted EBITDA	$24,993	$47,698	$119,672	$161,845

(a) Excludes amounts related to noncontrolling interest, which are already excluded from net loss attributable to The Gymboree Corporation.

(b) Includes the following (in thousands):
Amortization of intangible assets (impacts SG&A)	$384	$4,340	$3,409	$17,360
Amortization of below and above market leases (impacts COGS)	(336)	(426)	(1,446)	(1,868)
	$48	$3,914	$1,963	$15,492

(c) Includes the following (in thousands):
Additional rent expense recognized due to the elimination of deferred rent and construction allowances in purchase accounting (impacts COGS)	$2,202	$2,286	$8,877	$9,211
Sponsor fees, legal and accounting, as well as other costs incurred as a result of the Acquisition or refinancing (impacts SG&A)	1,308	1,302	4,377	4,069
Decrease in net sales due to the elimination of deferred revenue related to the Company's co-branded credit card program in purchase accounting (impacts net sales)	198	763	2,336	4,359
	$3,708	$4,351	$15,590	$17,639

(d) Other is comprised of a non-recurring change in reserves, restructuring charges and executive-related hiring expenses.

OTHER NON-GAAP FINANCIAL MEASURES:

	Quarter Ended		Year Ended
	February 1, 2014	February 2, 2013	February 1, 2014	February 2, 2013
	(13 weeks)	(14 weeks)	(52 weeks)	(53 weeks)

Gross profit as reported	$124,487	$144,777	$476,014	$481,392
Acquisition-related adjustments	2,064	2,623	9,767	11,702
Adjusted gross profit excluding Acquisition-related adjustments (non-GAAP measure)	$126,551	$147,400	$485,781	$493,094

	Quarter Ended		Year Ended
	February 1, 2014	February 2, 2013	February 1, 2014	February 2, 2013
	(13 weeks)	(14 weeks)	(52 weeks)	(53 weeks)

SG&A as reported	$(126,572)	$(125,392)	$(443,923)	$(411,742)

Acquisition-related adjustments	1,692	5,642	7,786	21,429
Other adjustments	2,305	7,220	5,543	7,220
	3,997	12,862	13,329	28,649
Adjusted SG&A excluding Acquisition-related and other adjustments (non-GAAP measure)	$(122,575)	$(112,530)	$(430,594)	$(383,093)

EXHIBIT E

THE GYMBOREE CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	13 Weeks Ended February 1, 2014
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
	(in thousands)
Net sales	$346,552	$5,658	$(1,178)	$351,032
Cost of goods sold, including buying and occupancy expenses	(224,004)	(2,649)	108	(226,545)
Gross profit	122,548	3,009	(1,070)	124,487
Selling, general and administrative expenses	(279,291)	(5,579)	1,109	(283,761)
Operating loss	(156,743)	(2,570)	39	(159,274)
Other non operating expense, net	(20,791)	(624)	(2)	(21,417)
Loss before income taxes	(177,534)	(3,194)	37	(180,691)
Income tax benefit	10,340	570	1	10,911
Net loss	(167,194)	(2,624)	38	(169,780)
Net loss attributable to noncontrolling interest	-	2,624	-	2,624
Net loss attributable to The Gymboree Corporation	$(167,194)	$-	$38	$(167,156)

	14 Weeks Ended February 2, 2013
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
	(in thousands)
Net sales	$394,436	$5,920	$(2,713)	$397,643
Cost of goods sold, including buying and occupancy expenses	(251,870)	(1,323)	327	(252,866)
Gross profit	142,566	4,597	(2,386)	144,777
Selling, general and administrative expenses	(123,197)	(4,523)	2,328	(125,392)
Operating income	19,369	74	(58)	19,385
Other non operating (expense) income, net	(20,454)	23	-	(20,431)
(Loss) income before income taxes	(1,085)	97	(58)	(1,046)
Income tax (expense) benefit	(4,548)	177	-	(4,371)
Net (loss) income	(5,633)	274	(58)	(5,417)
Net income attributable to noncontrolling interest	-	(274)	-	(274)
Net loss attributable to The Gymboree Corporation	$(5,633)	$-	$(58)	$(5,691)

	52 Weeks Ended February 1, 2014
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
	(in thousands)
Net sales	$1,228,816	$20,685	$(4,932)	$1,244,569
Cost of goods sold, including buying and occupancy expenses	(762,595)	(6,517)	557	(768,555)
Gross profit	466,221	14,168	(4,375)	476,014
Selling, general and administrative expenses	(587,524)	(18,056)	4,468	(601,112)
Operating loss	(121,303)	(3,888)	93	(125,098)
Other non operating (expense) income, net	(82,954)	247	(2)	(82,709)
Loss before income taxes	(204,257)	(3,641)	91	(207,807)
Income tax benefit	1,138	317	1	1,456
Net loss	(203,119)	(3,324)	92	(206,351)
Net loss attributable to noncontrolling interest	-	3,324	-	3,324
Net loss attributable to The Gymboree Corporation	$(203,119)	$-	$92	$(203,027)

	53 Weeks Ended February 2, 2013
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
	(in thousands)
Net sales	$1,270,866	$14,242	$(9,444)	$1,275,664
Cost of goods sold, including buying and occupancy expenses	(791,961)	(3,585)	1,274	(794,272)
Gross profit	478,905	10,657	(8,170)	481,392
Selling, general and administrative expenses	(407,184)	(12,472)	7,914	(411,742)
Operating income (loss)	71,721	(1,815)	(256)	69,650
Other non operating (expense) income, net	(85,810)	121	-	(85,689)
Loss before income taxes	(14,089)	(1,694)	(256)	(16,039)
Income tax benefit (expense)	6,503	(867)	-	5,636
Net loss	(7,586)	(2,561)	(256)	(10,403)
Net loss attributable to noncontrolling interest	-	2,561	-	2,561
Net loss attributable to The Gymboree Corporation	$(7,586)	$-	$(256)	$(7,842)

EXHIBIT E (continued)

THE GYMBOREE CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEETS
(Unaudited)
	February 1, 2014
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
	(in thousands)
Current assets	$253,764	$18,764	$(1,488)	$271,040
Non-current assets	1,564,620	4,444	-	1,569,064
Total assets	$1,818,384	$23,208	$(1,488)	$1,840,104

Current liabilities	$196,631	$7,490	$(1,356)	$202,765
Non-current liabilities	1,387,828	370	(1)	1,388,197
Total liabilities	$1,584,459	$7,860	$(1,357)	$1,590,962

Total stockholders' equity	233,925	-	(131)	233,794
Noncontrolling interest	-	15,348	-	15,348
Total liabilities and stockholders' equity	$1,818,384	$23,208	$(1,488)	$1,840,104

	February 2, 2013
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
	(in thousands)
Current assets	$303,344	$11,553	$(4,465)	$310,432
Non-current assets	1,730,865	1,916	-	1,732,781
Total assets	$2,034,209	$13,469	$(4,465)	$2,043,213

Current liabilities	$175,555	$9,244	$(4,223)	$180,576
Non-current liabilities	1,420,870	130	-	1,421,000
Total liabilities	$1,596,425	$9,374	$(4,223)	$1,601,576

Total stockholders' equity	437,784	-	(242)	437,542
Noncontrolling interest	-	4,095	-	4,095
Total liabilities and stockholders' equity	$2,034,209	$13,469	$(4,465)	$2,043,213

* The Variable Interest Entities ("VIEs") includes the results of Gymboree (China) Commercial and Trading Co. Ltd. and Gymboree (Tianjin) Educational Information Consultation Co. Ltd. While the Company does not control these two entities, they have been determined to be variable interest entities and their results have been consolidated by the Company.